EXHIBIT 23.1

CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT ACCOUNTANTS

The Board of Directors

Occam Networks, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of of our reports dated January 24, 2003 except for the subsequent event in Note 17 as to which the date is February 28, 2003, relating to the financial statements and financial statement schedule of Occam Networks, Inc, which appear in Occam Networks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Century City, California

August 13, 2003